Exhibit 99.1

Corporate Headquarters ● 220 Occidental Avenue South ● Seattle, WA 98104

For more information contact:

Analysts – Beth Baum, 206-539-3907

Financial Media – Andrew Siegel, 212-355-4449

Regional Media – Nancy Thompson, 919-760-3484

Weyerhaeuser to implement leadership succession plan

•	Devin W. Stockfish appointed president and CEO, effective Jan. 1, 2019

•	Doyle R. Simons to retire; will serve as senior advisor through Apr. 1, 2019 to ensure a seamless transition

•	Adrian Blocker to serve as senior vice president of Timberlands

•	Keith O’Rear to serve as senior vice president of Wood Products

SEATTLE, Aug. 27, 2018 – Weyerhaeuser Company (NYSE: WY) today announced that Doyle R. Simons has elected to retire, and its board of directors has appointed Devin W. Stockfish as president and chief executive officer, effective Jan. 1, 2019. Stockfish, currently senior vice president of the company’s Timberlands business, will join the company’s board of directors on Jan. 1, 2019, at which point Simons will step down from the board and become senior advisor until his retirement on Apr. 1, 2019.

“In anticipation of this planned transition, the board conducted an extensive succession process and unanimously determined that Devin is the right leader to take this company to the next level,” said Rick R. Holley, chairman of Weyerhaeuser’s board of directors. “Devin has a proven ability to achieve results and an impressive breadth of experience that spans various industries. We are excited about the energy and vision he will bring to this role as we continue to focus on industry-leading performance and disciplined capital allocation.”

“During his tenure as CEO, Doyle has done an outstanding job of focusing the business portfolio, driving improved performance, allocating capital, growing the company and building a strong leadership bench,” Holley continued. “On behalf of the board, I thank Doyle for his tremendous leadership and accomplishments, and wish him all the best in his well-deserved retirement.

“It’s been an honor to lead this company for the last five years, and I’m proud of the progress we made in positioning Weyerhaeuser for continued value creation with a streamlined portfolio, improved operational and financial performance and an incredibly talented leadership team,” said Simons. “Building the next generation of leaders has been a key priority during my tenure as CEO and the Board and I are confident Weyerhaeuser will continue to thrive under Devin’s leadership.He is a focused, disciplined and respected leader who has demonstrated great judgment, a commitment to delivering results through operational excellence and a passion for developing people. Our shareholders and employees will benefit from his vision and expertise.”

Stockfish said: “It’s an absolute privilege to become Weyerhaeuser’s next president and chief executive officer. We have a world-class team of talented employees who are working every day to build on our momentum as the industry leader. By maintaining our focus on operational excellence and disciplined capital allocation, we will continue to drive shareholder value and ultimately achieve our vision to be the world’s premier timber, land, and forest products company. I also want to thank Doyle for his tremendous leadership and contributions to Weyerhaeuser, as well as his willingness to continue as a senior advisor in early 2019 to ensure a smooth and successful transition.”

As part of the leadership succession plan, the board of directors also announced the following appointments:

•	Adrian Blocker will succeed Stockfish as senior vice president of Timberlands, effective Jan. 1, 2019. Blocker currently leads the company’s Wood Products business.

•	Keith O’Rear will succeed Blocker as senior vice president of Wood Products, also effective Jan. 1, 2019. O’Rear currently leads the company’s Wood Products Sales and Marketing organization.

“Adrian is one of the most focused, disciplined leaders I’ve ever worked with,” said Simons. “His broad timberlands and manufacturing experience and relentless focus on operational excellence are going to be a tremendous asset to our Timberlands business. Keith brings more than 30 years of manufacturing experience and expertise to this critical role and has been a key member of the Wood Products leadership team alongside Adrian for many years. Keith’s energy, operational expertise and direct customer experience uniquely position him to drive next-level performance in our Wood Products business.”

About Devin Stockfish

Devin W. Stockfish has been Senior Vice President, Timberlands, since Jan. 1, 2018. Previously, he served as the company’s Senior Vice President, General Counsel and Corporate Secretary, and as Vice President, Western Timberlands. Before joining Weyerhaeuser, he was Vice President & Associate General Counsel at Univar Inc., where he focused on mergers and acquisitions, corporate governance and securities law. Previously, he was an attorney in the law department at Starbucks Corporation and practiced corporate law at K&L Gates LLP. Before he began practicing law, he was an engineer with the Boeing Company. He received his Doctor of Jurisprudence degree from Columbia University School of Law and holds a Bachelor of Science degree in mechanical engineering from the University of Colorado.

About Adrian Blocker

Adrian M. Blocker has been Senior Vice President, Wood Products, since Jan. 1, 2015. Prior to that, he was Senior Vice President, Lumber, from 2013 to 2014. Earlier in his career, Blocker held numerous leadership positions at West Fraser, International Paper, and Champion International focused on wood products manufacturing, forest management, fiber procurement, consumer packaging, strategic planning, and business development. He holds an MBA and Bachelor of Science degrees in Business and Forestry from Mississippi State University.

About Keith O’Rear

Keith O’Rear has been Vice President, Wood Products Sales and Marketing, since Jan. 1, 2018. Previously, he was Vice President of Wood Products Manufacturing for the company’s Mid-South region from 2014 to 2017. O’Rear led the company’s Timberlands operations in Oklahoma and Arkansas from 2013-2014, and prior to that he held various manufacturing leadership roles at the company’s lumber mills in Dierks, Arkansas, and Idabel, Oklahoma. He also led a variety of initiatives for the company in the areas of safety, reliability, strategic planning and large capital projects. O’Rear joined Weyerhaeuser in 1989. He holds a Bachelor of Business Administration degree from Texas A&M University – Texarkana.

About Doyle R. Simons

Doyle R. Simons has been President and Chief Executive Officer of Weyerhaeuser since Aug. 1, 2013, and a member of the board since June 2012. Prior to that, he served as Chairman and Chief Executive Officer of Temple-Inland, Inc., from 2008 to February 2012 when it was acquired by International Paper. Previously, he held various leadership positions within Temple-Inland. He currently serves on the board of directors for Fiserv Inc. Simons holds a Bachelor of Business Administration from Baylor University and a Doctor of Jurisprudence from the University of Texas at Austin.

About Weyerhaeuser

Weyerhaeuser Company, one of the world’s largest private owners of timberlands, began operations in 1900. We own or control 12.4 million acres of timberlands in the U.S. and manage additional timberlands under long-term licenses in Canada. We manage these timberlands on a sustainable basis in compliance with internationally recognized forestry standards. We are also one of the largest manufacturers of wood products. Our company is a real estate investment trust. In February 2016, we merged with Plum Creek Timber Company, Inc. In 2017, we generated $7.2 billion in net sales and employed approximately 9,300 people who serve customers worldwide. We are listed on the North American and World Dow Jones Sustainability Indices. Our common stock trades on the New York Stock Exchange under the symbol WY. Learn more at www.weyerhaeuser.com.

Forward Looking Statements

This news release contains statements concerning the company’s future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and various assumptions that are subject to risks and uncertainties, including without limitation those described from time to time in our filings with the Securities and Exchange Commission, which may cause actual results to differ significantly from these forward-looking statements. There is no guarantee that any of the events anticipated by these forward-looking statements will occur. If any of the risks materialize or if any of our assumptions proves to be inaccurate, our expectations may not be realized, and there is no guarantee what, if any, effect such risks or inaccurate assumptions will have on our results of operations, cash flow or financial condition. Unless otherwise indicated, all forward-looking statements are as of the date they are made, and we undertake no obligation to update these forward-looking statements, whether as a result of new information, the occurrence of future events or otherwise.

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